Variable Annuity Application

GE Capital Life Assurance Company of New York

Plan Information

Annuity Name: *GE Selections℠ NY Variable Annuity*

Premium Payment: Minimum Payment: ***$10,000 ($2,000 for an IRA)***

$

For 1035 Exchange(s) or Transfer(s) and/or estimated premium $

Complete Section A or B.

Section A: Non-Qualified (Check all that apply)

- ○ New purchase
- ○ 1035 Exchange(s)

Section B: Qualified (Check all that apply)

- ○ **Traditional IRA**
- ○ **Custodial IRA**
- ○ **ROTH IRA**
- ○ **TSA 403(b)**
- ○ **SEP**
- ○ **Other**
- ○ Transfer
- ○ Rollover
- ○ Direct Rollover
- ○ New contribution for tax year

Optional Death Benefits

See prospectus for age availability.

- ○ Annual Step-up Optional Death Benefit

Owner (Name or name of trust and trustee)

(Last, First, M.) — Gender ○ M ○ F

Date of birth or trust date (mm-dd-yyyy) — Social Security no. or Tax ID — Telephone no.

Address

City — State — Zip code

Joint Owner (Optional): Name (Last, First, M.) — Gender ○ M ○ F

Date of birth (mm-dd-yyyy) — Social Security no. or Tax ID — Telephone no.

Address

City — State — Zip code

Annuitant (if other than Owner)

(Last, First, M.) — Gender ○ M ○ F

Date of birth (mm-dd-yyyy) — Social Security no. or Tax ID — Telephone no.

Address

City — State — Zip code

Joint Annuitant: Name (Last, First, M.) — Gender ○ M ○ F

Date of birth (mm-dd-yyyy) — Social Security no. or Tax ID — Telephone no.

Address

City — State — Zip code

Regular Mail
GE Capital Life Assurance Company of New York
Attn: Annuity New Business
P.O.Box 85093
Richmond, VA 23285-5093

For Inquiries and/or Questions
Internet: www.GEFinancialService.com
Toll free: (800) 313-5282

For Internal Use Only

Overnight Delivery
GE Capital Life Assurance Company of New York
Attn: Annuity New Business
6610 W. Broad Street
Richmond, VA 23230

Variable Annuity Application

GE Capital Life Assurance Company of New York

(Please do not separate before mailing.)

Beneficiary (Name or name of trust and trustee)

(Last, First, M.) ______ Allocated ____ % ○ Primary ○ Contingent

Date of birth or trust date (mm-dd-yyyy) __ - __ - ____ Relationship to the Owner ______ Gender ○ M ○ F

Address ______ Telephone no. ___ - ___ - ____

City ______ State ___ Zip code ______

Beneficiary: Name (Last, First, M.) ______ Allocated ____ % ○ Primary ○ Contingent

Date of birth or trust date (mm-dd-yyyy) __ - __ - ____ Relationship to the Owner ______ Gender ○ M ○ F

Address ______ Telephone no. ___ - ___ - ____

City ______ State ___ Zip code ______

Beneficiaries may be changed at any time by the Owner unless made irrevocable by checking this circle. ○

Owner Signature(s) PLEASE READ CAREFULLY

Will the proposed annuity replace any existing annuity or insurance contract? ○ **Yes** ○ **No**

All statements made in this application are true to the best of my/our knowledge and belief, and the answers to these questions, together with this agreement, are the basis for issuing the contract. I/we agree to all terms and conditions as shown. I/we further agree that this application shall be a part of the annuity contract, and verify our understanding that **ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. THE OWNER ACKNOWLEDGES RECEIPT OF PROSPECTUSES FOR THE SEPARATE ACCOUNT AND ALL PORTFOLIOS APPLICABLE TO THE CONTRACT AND APPLICABLE SUPPLEMENTS DATED WITHIN 13 MONTHS OF THIS APPLICATION.** I/we agree that no one, except the President, or a Vice President of the Company can make or change any annuity. Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. **Under penalties of perjury, I certify that: 1: The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2: I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

1. Have you received prospectuses dated within 13 months of this application for the Separate Account and all portfolios applicable to the applied for contract? ○ Yes ○ No
2. Do you understand that the contract value may increase or decrease depending on the investment return of the subaccounts? ○ Yes ○ No
3. Do you believe this contract will meet your insurance needs and financial objectives? ○ Yes ○ No

Owner (sign as Trustee if Owner is a Trust) ______ Joint Owner ______ Date of signature (mm-dd-yyyy) __ - __ - ____

Annuitant (required if other than Owner) ______ City ______ State ___

Representative(s) Information and Signature(s)

Do you have reason to believe that the proposed annuity will replace any existing annuity or insurance contract? ○ Yes ○ No If yes, submit completed replacement form, where required. By signing, you certify that you have witnessed the above signature(s) and that all information contained in this application is true to the best of your knowledge and belief.

Registered Representative Signature ______ Print name (Last, First, M.) ______

Representative S.S. no. (FL-license ID no.) ______ Broker/Dealer name/branch# ______ Client account no. ______

Address ______ Telephone no. ___ - ___ - ____

City ______ State ___ Zip code ______

Registered Representative Signature ______ Print name (Last, First, M.) ______

Representative S.S. no. (FL-license ID no.) ______ Telephone no. ___ - ___ - ____ ○ NT ○ T ○ L

(Please do not separate before mailing.)

Variable Annuity Application

GE Capital Life Assurance Company of New York

Dollar Cost Averaging (DCA) Option (will start 30 days after receipt of funds, unless you specify an earlier date.)

(Optional) You may elect a series of automated scheduled transfers referred to as Dollar Cost Averaging (DCA). DCA is a method of transferring specified amounts from the GE Investments Funds, Inc. Money Market Fund subaccount to any other available subaccount(s) on a monthly or quarterly basis. Transfers will continue until we receive your request to stop the program or the value in the GE Investments Funds, Inc. Money Market Fund subaccount is depleted. DCA is available for initial and additional purchase payments. This option provides regular level investments over a period of time. This request is in lieu of the requirement for individual written transfer requests. DCA is subject to the provisions of the contract. We reserve the right to discontinue DCA upon 30 days written notice to you.

Transfer dollar amount of $ ___,___,___.__

from ○ **Money Market subaccount**

Deplete Account ○ Yes ○ No

Stop date, if desired (mm-dd-yyyy) __-__-____

to the following Subaccounts based on the frequency indicated: ○ Monthly ○ Quarterly

Percentage	Transfer to subaccounts	Percentage	Transfer to subaccounts
%		%	
%		%	
%		%	
%		%	
%		%	

Rebalancing (Optional)

Once you have allocated your money among the subaccounts, the performance of each subaccount may cause your allocation to shift. You may instruct us to automatically rebalance (on a quarterly, semi-annual, or annual basis) your Contract Value among the subaccounts to return to the percentages specified in your allocation instructions. Your percentage allocations must be in whole percentages.

○ Quarterly ○ Semi-annually ○ Annually

Systematic Withdrawals (Optional)

You may elect to receive a withdrawal of the total purchase payments for each of one or more contract year(s) in the form of systematic withdrawals. We will treat your request for systematic withdrawals as a request for one withdrawal each contract year, payable in equal installments over a 12 month period. The commencement date may be no sooner than 30 days after the Contract Date. Withdrawals may not exceed 10% of the total purchase payments on the effective date of the first installment for that contract year. Systematic withdrawals end on the Annuity Commencement Date. We reserve the right to discontinue systematic withdrawals upon 30 days written notice to you.

A series of withdrawals will begin 30 days after Contract Date unless a date is specified here (mm-dd-yyyy) __-__-____

○ 10% of total purchase payments

○ $ ___,___,___.__ (Amount not to exceed 10% of total purchase payments)

○ ___ % Of the total purchase payments (Cannot exceed 10%)

Withdrawal Frequency:

○ Monthly ○ Semi-Annually

○ Quarterly ○ Annually

Check one:

○ Owner(s) subject to backup withholding

○ Owner(s) not subject to backup withholding

○ Owner(s) not subject to backup withholding, but wish to have ______% Federal Income Tax withheld.

OWNERS UNDER AGE 59 1/2. (Check ONLY if applicable; if not applicable, tax penalties may apply to withdrawals.) ○ The above referenced contract is an IRA or is issued to a Qualified Retirement Plan, and these payments are part of a series of substantially equal periodic payments as described in IRC section 72(t)(2)(a)(iv).

Owner's name (Last, First, M.)	Owner's signature	Social Security no.

Purchase Payment Allocation

GE Capital Life Assurance Company of New York

Options below are available for GE Selections℠NY

(Please do not separate before mailing.)

Purchase Payment Allocation

Enter whole percentage of each subaccount listed below. **Percentages must total 100%.** No more than 10 subaccounts may be selected. Not all subaccounts are available in all markets.

AIM Variable Insurance Funds
- ____ % AIM V.I. Capital Appreciation Fnd – Ser I Shrs
- ____ % AIM V.I. Premier Equity Fnd – Ser I Shrs

Alliance Variable Products Series Fund, Inc.
- ____ % Growth and Income Portfolio – Class B
- ____ % Premier Growth Portfolio – Class B
- ____ % Technology Portfolio – Class B

Eaton Vance Variable Trust
- ____ % VT Floating-Rate Income Fund
- ____ % VT Worldwide Health Sciences Fund

Federated Insurance Series
- ____ % Federated High Income Bond Fnd II – Svc Shrs
- ____ % Federated International Small Co. Fnd II

Fidelity Variable Insurance Products Fund (VIP)
Fidelity Variable Insurance Products Fund II (VIP II)
Fidelity Variable Insurance Products Fund III (VIP III)
- ____ % VIP Equity-Income Portfolio – Svc Cl 2
- ____ % VIP Growth Portfolio – Svc Cl 2
- ____ % VIP II Contrafund® Portfolio – Svc Cl 2
- ____ % VIP III Growth & Income Portfolio – Svc Cl 2
- ____ % VIP III Mid Cap Portfolio – Svc Cl 2

GE Investments Funds, Inc.
- ____ % Income Fund
- ____ % Mid-Cap Value Equity Fund
- ____ % Money Market Fund
- ____ % Premier Growth Equity Fund
- ____ % S&P 500® Index Fund*
- ____ % Small-Cap Value Equity Fund
- ____ % U.S. Equity Fund
- ____ % Value Equity Fund

Janus Aspen Series
- ____ % Balanced Portfolio – Svc Shrs
- ____ % Capital Appreciation Portfolio – Svc Shrs
- ____ % International Growth Portfolio – Svc Shrs

MFS® Variable Insurance Trust
- ____ % MFS® Investors Growth Stock Series – Svc Cl Shrs
- ____ % MFS® Investors Trust Series – Svc Cl Shrs
- ____ % MFS® New Discovery Series – Svc Cl Shrs
- ____ % MFS® Utilities Series – Svc Cl Shrs

Oppenheimer Variable Account Funds
- ____ % Oppenheimer Aggressive Growth Fund/VA – Svc Shrs
- ____ % Oppenheimer Capital Appreciation Fund/VA – Svc Shrs
- ____ % Oppenheimer Global Securities Fund/VA – Svc Shrs
- ____ % Oppenheimer Main Street Growth & Income Fund/VA – Svc Shrs
- ____ % Oppenheimer Main Street Small Cap Fund/VA – Svc Shrs

PIMCO Variable Insurance Trust
- ____ % High Yield Portfolio – Adm Cl Shrs
- ____ % Long-Term U.S. Government Portfolio – Adm Cl Shrs
- ____ % Total Return Portfolio – Adm Cl Shrs

Rydex Variable Trust
- ____ % OTC Fund**

Van Kampen Life Investment Trust
- ____ % Comstock Portfolio – Cl II Shrs
- ____ % Emerging Growth Portfolio – Cl II Shrs

* "S&P 500" is a trademark of the McGraw-Hill Companies, Inc. and has been licensed for use by GE Investment Management Incorporated. The S&P 500 Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the fund.

** The NASDAQ 100 Index is an unmanaged index that is a widely recognized indicator of OTC market performance.

Owner's name (Last, First, M.)	Owner's signature	Social Security no.

Complete REVERSE for Optional Programs

(Please do not separate before mailing.)

Regular Mail
GE Capital Life Assurance Company of New York
Attn: Annuity New Business
P.O.Box 85093
Richmond, VA 23285-5093

For Inquiries and/or Questions
Internet: www.GEFinancialService.com
Toll free: (800) 313-5282

Overnight Delivery
GE Capital Life Assurance Company of New York
Attn: Annuity New Business
6610 W. Broad Street
Richmond, VA 23230